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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 No. 333-192476 of our report dated February 28, 2014 relating to the financial statements of Fantex, Inc. (a development stage entity) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Fantex, Inc. being in the development stage) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, CA
February 28, 2014

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM